Exhibit 10.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF WISCONSIN

MILWAUKEE DIVISION

IN RE: LAWNMOWER ENGINE	)
HORSEPOWER MARKETING AND	)	Case No. 2:08-md-01999
SALES PRACTICES LITIGATION	)
	)	Judge Lynn Adelman
(This Document Relates to All Cases))
)

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated as of February 24, 2010 (“Stipulation”) is made and entered into by and among the following Settling Parties to the Actions, as those terms are defined herein: (i) Proposed Class Representatives, on behalf of themselves and each of the Settlement Class Members, by and through Settlement Class Counsel; and (ii) the Settling Defendants, by and through Settling Defendants’ Counsel. This Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle all released rights and claims, as set forth below, subject to the terms and conditions set forth herein.

I.	THE ACTIONS

The following cases were filed by plaintiffs in, or were removed to, various U.S. District Courts and were subsequently transferred to the United States District Court for the Eastern District of Wisconsin for all pretrial purposes pursuant to transfer orders from the Judicial Panel on Multidistrict Litigation:

	Abbreviated Case Name	N.D. Wisconsin. Case Number	Filed In/Transferred From

1.	Baskerville v. Sears Roebuck & Co. et al	2:08-cv-01057-LA	W.D.N.C.
2.	Luckman v. Sears Roebuck & Co et al	2:08-cv-01058-LA	W.D.N.C.
3.	Phillips et al v. Sears Roebuck & Co et al	2:08-cv-01049-LA	S.D. III.
4.	Gallucci et al v. Sears Roebuck & Co et al	2:08-cv-01059-LA	N.D. Ohio
5.	Immerman et al v. Sears Roebuck & Co et al	2:08-cv-01060-LA	N.D. Ohio
6.	Crew et al v. Sears Roebuck & Co et al	2:08-cv-01043-LA	M.D. Ala.
7.	Fritz v. Sears Roebuck & Co et al	2:08-cv-01054-LA	D.N.J.
8.	Borras et al v. Sears Roebuck & Co et al	2:08-cv-01048-LA	S.D. Fla.
9.	Hunter et al v. Sears Roebuck & Co et al	2:08-cv-01053-LA	D. Neb.
10.	Purce v. Sears Roebuck & Co et al	2:08-cv-01050-LA	D. Md.
11.	Moore et al v. Sears Roebuck & Co et al	2:08-cv-01051-LA	D. Minn.
12.	Phillips v. Sears Roebuck & Co et al	2:08-cv-01045-LA	N.D. Cal.
13.	Marvilla v. Sears Roebuck & Co et al	2:08-cv-01046-LA	N.D. Cal.
14.	Wright v. Sears Roebuck & Co et al	2:08-cv-01044-LA	M.D. Ala.
15.	Kaitfors et al v. Sears Roebuck & Co et al	2:08-cv-01062-LA	D.S.D.
16.	Day v. Sears Roebuck & Co et al	2:08-cv-01047-LA	M.D. Fla.
17.	Champion et al v. Sears Roebuck & Co et al	2:08-cv-01063-LA	E.D. Tenn.
18.	Hinrichs v. Sears Roebuck & Co et al	2:08-cv-01055-LA	E.D.N.Y.
19.	Doppler et al v. Sears Roebuck & Co et al	2:08-cv-01052-LA	D. Mont.
20.	Tshudy et al v. Sears Roebuck & Co et al	2:08-cv-01061-LA	E.D. Pa.
21.	Bennett et al v. Sears Roebuck & Co et al	2:08-cv-01064-LA	E.D. Tex.
22.	Hoeker v. Sears Roebuck & Co et al	2:08-cv-01065-LA	E.D. Tex.

23.	Brey et al v. Sears Roebuck & Co et al	2:09-cv-00002-LA	D. Ariz.
24.	Bowen et al v. Sears Roebuck & Co et al	2:08-cv-01056-LA	S.D.N.Y.
25.	Skelton v. Sears Roebuck & Co et al	2:09-cv-00012-LA	M.D. Pa.
26.	Dale et al v. Sears Roebuck & Co et al	2:09-cv-00009-LA	E.D. Mo.
27.	Barnard et al v. Sears Roebuck & Co et al	2:09-cv-00016-LA	W.D. Wis.
28.	Michel et al v. Sears Roebuck & Co et al	2:09-cv-00015-LA	W.D. Wash.
29.	Whitehouse v. Sears Roebuck & Co et al	2:09-cv-00011-LA	N.D. Okla.
30.	Murphy v. Sears Roebuck & Co et al	2:09-cv-00004-LA	D. Id.
31.	Bullis et al v. Sears Roebuck & Co et al	2:09-cv-00003-LA	D. Colo.
32.	Doppler et al v. Sears Roebuck & Co et al	2:09-cv-00010-LA	D.N.D.
33.	Becnel v. Sunshine Equipment Co et al	2:09-cv-00005-LA	E.D. La.
34.	Jones et al v. Sears Roebuck & Co et al	2:09-cv-00008-LA	E.D. Mich.
35.	Rachal v. Sears Roebuck & Co et al	2:09-cv-00006-LA	E.D. La.
36	Ramos v. Sears Roebuck & Co et al	2:09-cv-00013-LA	E.D. Tenn.
37.	Jacome et al v. Sears Roebuck & Co et al	2:09-cv-00001-LA	N.D. Ala.
38.	Dahnke et al v. Sears Roebuck & Co et al	2:09-cv-00058-LA	S.D. Ind.
39.	Heidi RS Dallal v. Sears Roebuck & Co et al	2:09-cv-00007-LA	D. Mass.
40.	O’Roark v. Sears Roebuck & Co et al	2:09-cv-00056-LA	W.D. Ark.
41.	Dolan-Keenan v. Sears Roebuck & Co et al	2:09-cv-00057-LA	D. Del.
42.	Catton et al v. Sears Roebuck and Company et al	2:09-cv-00157-LA	M.D. Ga.
43.	Lee v. Sears Roebuck & Co et al	2:09-cv-00197-LA	D.S.C.
44.	Lilly v. Sears Roebuck & Co et al	2:09-cv-00199-LA	S.D.W.V.
45.	Marcus et al v. Sears Roebuck & Co	2:09-cv-00200-LA	D. Wy.

46.	Edel et al v Sears Roebuck & Co et al	2:09-cv-00158-LA	N.D. Iowa
47.	Schneider et al v. Sears Roebuck & Co et al	2:09-cv-00156-LA	D. Conn.
48.	Wilson v. Sears Roebuck & Co et al	2:09-cv-00160-LA	D. Me.
49.	Christy et al v. Sears Roebuck & Co et al	2:09-cv-00161-LA	D. Nev.
50.	Crawford v. Sears Roebuck & Co et al	2:09-cv-00162-LA	N.D. Ohio
51.	Horrocks v. Sears Roebuck & Co et al	2:09-cv-00164-LA	D.R.I.
52.	Keizer et al v. Sears Roebuck & Co et al	2:09-cv-00195-LA	E.D. Ky.
53.	Williams v. Sears Roebuck & Co et al	2:09-cv-00163-LA	D.P.R.
54.	Paulson v. Sears Roebuck & Co et al	2:09-cv-00198-LA	D. Utah
55.	Armstrong et al v. Sears Roebuck & Co et al	2:09-cv-00165-LA	D. Vt.
56.	Kruchoski v. Sears Roebuck & Co et al	2:09-cv-00191-LA	D. Alaska
57.	Lynch et al v. Sears Roebuck & Co et al	2:09-cv-00192-LA	M.D. Ala.
58.	Doherty et al v. Sears Roebuck & Co et al	2:09-cv-00159-LA	D. Kan.
59.	Bishara v. Sears Roebuck & Co et al	2:09-cv-00193-LA	E.D. Ark.
60.	Kunesh v. Sears Roebuck & Co et al	2:09-cv-00196-LA	D.N.H.
61.	Gonzalez v. Sears Roebuck & Co et al	2:09-cv-00194-LA	D.D.C.
62.	Kolka v. Deere & Company	2:09-cv-00266-LA	N.D. III.
63.	Slater v. Sears Roebuck & Co et al	2:09-cv-00267-LA	S.D. Miss.
64.	Grosz et al v. Sears Roebuck & Co et al	2:09-cv-00014-LA	E.D. Va.
65.	Williams v. Sears Roebuck & Co. et al	2:09-cv-00607-LA	D. Ore.

The above listed cases have been coordinated for alt pretrial purposes by and through the Practice and Procedure Order Upon Transfer Under 28 U.S.C. § 1407(a), entered by the Court on December 23, 2008. Settlement Class Counsel has also filed the following three related actions in the United States District Court for the Eastern District of Wisconsin: Azzara v. Sears Roebuck & Co. et al., Case No. 2:09-cv-0728-LA (E.D. Wis. July 24, 2009), Thomas v. Sears Roebuck & Co. et al., Case No. 2:09-cv-0729-LA (E.D. Wis. July 24, 2009), and Martinez v. Sears, Roebuck & Co. et al., Case No. 2:09-cv-0469-LA (E.D. Wis. May 7, 2009) (the “Related Actions”). Finally, Settlement Class Counsel has filed in Illinois state court Lemay v. Sears Roebuck & Co. et al., Case No. 08-L85 (St. Clair Cty., Ill.) (the “Lemay Action”).

II.	SETTLING DEFENDANTS DENY ANY WRONGDOING OR LIABILITY

Settling Defendants have denied, and continue to deny, each and every claim and allegation of wrongdoing that has been alleged by the plaintiffs in the Actions. Settling Defendants also have denied, and continue to deny, inter alia, any and all allegations that plaintiffs or Settlement Class Members have suffered any damage whatsoever, have been harmed in any way, or are entitled to any relief as a result of any conduct on the part of Settling Defendants as alleged by plaintiffs in the Actions.

Nevertheless, Settling Defendants have concluded that further litigation will likely be protracted and expensive with uncertain results, that settlement of the Actions is therefore advisable to permit the operation of the Settling Defendants’ businesses without further litigation expenses and the distraction of executive personnel, and that it is therefore desirable and prudent that the Actions between Proposed Class Representatives, Settlement Class Members, and Settling Defendants be fully and finally resolved and settled in the manner and upon the terms and conditions set forth in this Stipulation.

III.	BENEFITS OF SETTLING THE ACTIONS

Plaintiffs believe that the claims asserted by them in the Actions have merit and that there is evidence to support their claims. Plaintiffs, however, recognize and acknowledge the expense and length of continued litigation and legal proceedings necessary to prosecute the Actions against Settling Defendants through trial and through any appeals. Plaintiffs also recognize and have taken into account the uncertain outcome and risks associated with litigation and class actions in general, and the Actions in particular, as well as the difficulties and delays inherent in any such litigation.

Plaintiffs are also mindful of the potential problems of proof and the possible defenses to class certification and to the unlawful conduct alleged by them in the Actions, as well as to the remedies they seek. As a result, plaintiffs believe that the Settlement set forth in this Stipulation provides substantial benefits to Settlement Class Members. Plaintiffs and Settlement Class Counsel have therefore determined that the Settlement, as set forth in this Stipulation, is fair, reasonable, adequate and in the best interests of the Settlement Class.

IV.	TERMS OF THE SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED to, by and among the Proposed Class Representatives (for themselves and all Settlement Class Members) and the Settling Defendants, for themselves, by and through their respective counsel of record, that the Actions shall be finally and fully compromised, settled and released, the Actions shall be dismissed with prejudice as to all Released Parties, and that all the claims of the Proposed Class Representatives and the Settlement Class Members shall be released, subject to the terms and conditions of this Stipulation, and subject to the Final Approval Order approving the Stipulation becoming Final as defined herein.

1.	Definitions

As used in this Stipulation, the following terms shall have the following definitions and meanings:

1.1 “Actions” means the 65 MDL Actions, the 3 Related Actions, and the Lemay Action.

1.2 “Claims Administrator” means Rust Consulting or such other entity agreed by the Settling Parties and authorized by the Court to process claims and to undertake other tasks as set forth in this Stipulation.

1.3 “Court” means the United States District Court for the Eastern District of Wisconsin.

1.4 “Defendant” means any person or entity named as a defendant in any Action or any Subsequent Action.

1.5 “Depository Bank” means the financial institution holding the Escrow Funds in the Escrow Account, or its successor.

1.6 “Escrow Account” means the escrow account established pursuant to this Settlement.

1.7 “Escrow Agent” means the financial institution selected by Settlement Class Counsel and approved by Settling Defendants to hold the Settlement Fund.

1.8 “Escrow Agreement” means the escrow agreement executed by the Escrow Agent and Settling Parties, substantially in the form attached as Exhibit 1.

1.9 “Escrow Funds” means the funds in the Escrow Account.

1.10 “Final” means when the last of the following with respect to the Final Approval Order approving the Stipulation has occurred: (i) the expiration of three (3) business days after the time to file a motion to alter or amend the Final Approval Order under Federal Rule of Civil Procedure 59(e) has passed without any such motion having been filed; (ii) the expiration of three (3) business days after the time in which to appeal the

Final Approval Order has passed without any appeal having been filed; and (iii) if such motion to alter or amend is filed, or if an appeal is taken, three (3) business days after a determination of any such motion or appeal that permits the consummation of the Settlement in substantial accordance with the terms and conditions of this Stipulation.

1.11 “Final Approval” means the approval of the Stipulation and Settlement by the Court at or after the Final Fairness Hearing, and entry of the Final Approval Order.

1.12 “Final Approval Order” means the order entered by the Court giving Final Approval of the Stipulation and dismissing claims.

1.13 “Final Fairness Hearing” means the hearing at which the Stipulation and the Final Approval Order are presented by the Settling Parties for Final Approval and entry by the Court.

1.14 “Injunctive Relief” means the relief provided in Section V.11 hereof.

1.15 “Interim Co-Lead Class Counsel” or “Settlement Class Counsel” means the law firms of Heins Mills & Olson, P.L.C., 310 Clifton Avenue, Minneapolis, MN 55403; and Morrison Fenske & Sund, P.A., 5125 Country Road 101, Suite 202, Minnetonka, MN 55345.

1.16 “Lemay Action” means Lemay v. Sears Roebuck & Co. et al. now pending in Illinois state court.

1.17 “MDL Actions” means MDL 2:08-md-0199 including cases identified in Section I of this Stipulation and all cases transferred or pending transfer through the date the Final Approval Order becomes Final.

1.18 “Net Settlement Fund” means the amount remaining in the Settlement Fund for distribution to authorized claimant Settlement Class Members, after payment of or reserve for escrow expenses, taxes on escrow earnings or tax-related fees and expenses, estimated taxes, notice costs, settlement administration expenses, all other related costs, incentive awards to Proposed Class Representatives and such attorneys’ fees and litigation expenses as may be awarded by the Court.

1.19 “Notice” means the form of Notice to be provided to Settlement Class Members, as approved by the Court.

1.20 “Notice Administrator” means Kinsella Media or such other entity agreed by the parties and authorized by the Court to provide notice and to undertake other tasks as set forth in this Stipulation.

1.21 “Notice Plan” shall mean the plan for disseminating notice to Settlement Class Members, as approved by the Court.

1.22 “Opt-Out” means a Settlement Class Member who timely elects to opt-out of the Settlement in the manner prescribed by the Court.

1.23 “Plaintiffs’ Counsel” means the attorneys and law firms listed on the complaints in the Actions.

1.24 “Plaintiffs’ Related Parties” means each of a Settlement Class Member’s estates, heirs, executors, guardians, conservators and trustees.

1.25 “Preliminary Approval” means the preliminary approval of the Stipulation by the Court, conditional certification of the Settlement Class, and approval of the method and content of the Notice and Notice Plan.

1.26 “Proposed Class Representatives” means all plaintiffs proposed in the Preliminary and Final Approval Orders by Settlement Class Counsel as representatives of the proposed Settlement Class.

1.27 “Related Actions” means Azzara v. Sears Roebuck & Co. et al., Thomas v. Sears Roebuck & Co. et al., and Martinez v. Sears, Roebuck & Co. et al. now pending before the United States District Court for the Eastern District of Wisconsin.

1.28 “Released Claims” shall have the meaning set forth in Sections VII. 1. and 2., and as excluded by Section VII.3. herein.

1.29 “Released Parties” means Sears, Roebuck and Co., Sears Holdings Corporation, Kmart Holding Corporation, Deere & Company, Tecumseh Products Company, TecumsehPower Company, Platinum Equity, LLC, Briggs & Stratton Corporation, The Toro Company, Electrolux Home Products, Inc., Husqvarna Outdoor Products, Inc. (now known as Husqvarna Consumer Outdoor Products, N.A., Inc.), and Husqvarna AB and each of their past or present officers, directors, partners, agents, employees, shareholders, attorneys, accountants or auditors, consultants, legal representatives, predecessors, successors, assigns, parents, subsidiaries, divisions, joint ventures, affiliated entities, and any entity that controls, is controlled by, or is under common control with any of the named companies. No other Defendant is a Released Party.

1.30 “Releasing Party” or “Releasing Parties” means the Proposed Class Representatives and any Settlement Class Member who is not an Opt-Out.

1.31 “Settlement” means the settlement entered into by the Settling Parties as set forth in this Stipulation, and as may be amended by the Settling Parties as provided for herein.

1.32 “Settlement Amount” means $51,000,000.

1.33 “Settlement Class” means the class certified for settlement purposes only which shall be:

All persons or entities in the United States who, beginning January 1, 1994 up to and including the date when Notice of the Court’s entry of an order preliminarily approving this Settlement and certifying the Settlement Class is first published, purchased, for their own use and not for resale, a lawn mower containing a gas combustible engine up to 30 horsepower provided that either the lawn mower or the engine of the lawn mower was manufactured or sold by a Defendant.

Excluded from the Settlement Class are (i) each Defendant, any entity in which a Defendant has a controlling interest or which has a controlling interest in any Defendant, and Defendants’ legal representatives, predecessors, successors and assigns; (ii) governmental entities; (iii) Defendants’ employees, officers, directors, agents, and representatives and their family members; and (iv) the judges in the Actions and their staff to whom the Actions have been assigned, and any member of the judges’ immediate families.

1.34 “Settlement Class Member” means any person falling within the definition of the Settlement Class defined in Section IV.1.33 herein (collectively referred to herein as “Settlement Class Members”).

1.35 “Settlement Fund” means the payments made by the Settling Defendants pursuant to Section V.1 herein and any interest or other amount earned or accrued on such payments, less escrow expenses, taxes on escrow earnings, estimated taxes, and tax-related fees and expenses, all of which shall be paid from the Settlement Amount.

1.36 “Settling Defendants” means: (i) Sears, Roebuck and Co., Sears Holdings Corporation, and Kmart Holding Corporation (“Sears”); (ii) Deere & Company (“Deere”); (iii) Tecumseh Products Company, (“Tecumseh”); (iv) Briggs & Stratton Corporation (“Briggs & Stratton”); (v) The Toro Company (“Toro”); and (vi) Electrolux Home Products, Inc., and Husqvarna Outdoor Products, Inc. (now known as Husqvarna Consumer Outdoor Products, N.A., Inc.) (“EHP”).

1.37 “Settling Defendants’ Counsel” means counsel of record for Settling Defendants.

1.38 “Settling Engine Manufacturer Defendants” means Briggs & Stratton, Toro, and Tecumseh.

1.39 “Settling Parties” means, collectively, each of the Settling Defendants and each of the Proposed Class Representatives on behalf of themselves and all Settlement Class Members, by and through Settlement Class Counsel.

1.40 “Stipulation” means this Stipulation of Settlement, as may be amended by the Settling Parties as provided for herein.

1.41 “Subsequent Action” means any action brought in any state or federal court advancing any claims involving or relating to the horsepower or other power rating, or the labeling, marketing, or advertising of the horsepower or other power rating, of lawn mowers or lawn mower engines under any theory of liability, by, or on behalf of, any member of the Settlement Class.

1.42 “Subsequent Court” means a court in which a Subsequent Action, as defined above in Section IV.1.41, is brought.

1.43 “United States” means the fifty states of the United States, the District of Columbia and Puerto Rico.

1.44 “Warranty Relief” means the relief being provided by Settling Engine Manufacturer Defendants pursuant to Section V.10. herein.

V.	TERMS OF THE SETTLEMENT

1. Consideration. Subject to the provisions herein, and in full, complete and final settlement of the Actions with respect to the Released Parties as provided herein, the Settling

Parties agree that: (a) each Settling Defendant will pay its respective portion of the Settlement Amount, as separately agreed by the Settling Parties; (b) each Settling Engine Manufacturer Defendant will provide the Warranty Relief as set forth in Section V.10. hereof, and (c) each Settling Defendant consents to the Injunctive Relief as set forth in Section V.11. hereof. Each Settling Defendant shall pay 25% of its respective portion of the Settlement Amount by wire transfer to the Escrow Account at the Depository Bank within 5 business days after the execution of the Settlement Agreement by the Settling Defendants and receipt of a completed IRS Form W-9 executed by the Escrow Agent on behalf of the “qualified settlement fund” described in Sections V.4-6 below and wire transfer instructions. Within 5 business days after Preliminary Approval of this Settlement Agreement and the commencement of notice to the Settlement Class, but no earlier than March 15, 2010, each Settling Defendant shall pay 25% of its respective portion of the Settlement Amount by wire transfer to the Escrow Account at the Depository Bank. Within 5 business days after the Final Approval Order becomes Final, each Settling Defendant shall pay the remaining 50% of its respective portion of the Settlement Amount by wire transfer to the Escrow Account at the Depository Bank and shall fully relinquish any and all control of, or interest in, the Settlement Fund. If Preliminary Approval or Final Approval is not achieved, or the Final Approval Order does not become Final, the Settling Defendants and Settlement Class Counsel shall immediately direct the Escrow Agent to transfer the Net Settlement Fund back to the Settling Defendants in accordance with the amounts paid, pro rata, by each Settling Defendant, at which time the Plaintiffs, Settlement Class, and Settlement Class Counsel agree and acknowledge that in such event they, and each of them, fully relinquish any and all control of, or interest in, the Settlement Fund, and this Agreement shall become null and void.

2. Escrow Account. The Escrow Account shall be established at the Depository Bank and administered by the Escrow Agent under the Court’s continuing supervision and control pursuant to the Escrow Agreement executed by the Escrow Agent and Settling Parties.

3. Jurisdiction of Court. All Settlement Funds transmitted to and held by the Escrow Agent as required by this Stipulation shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as all Settlement Funds have been completely distributed pursuant to the terms of the Stipulation, and/or any further order(s) of the Court.

4. Settlement Fund Tax Status. Settling Parties agree to treat the Settlement Fund as being at all times a “qualified settlement find” within the meaning of Treas. Reg. § 1.468B1 (or any successor regulation). In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this paragraph, including the “relation-back election” (as defined in Treas. Reg. § 1.468B-l) (or any successor regulation) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

5. Tax Returns. For the purpose of Treas. Reg. § 1.468B (or any successor regulation) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated there under, the “administrator” shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including, without limitation, the returns described in Treas. Reg. § 1.468B-2(k)) (or any successor regulation). Such returns (as well as the election described in Section V.4 above) shall be consistent with this subsection and in all events shall reflect that all taxes (including any estimated taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in Section V.6 hereof.

6. Tax Payments. All (a) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon Settling Defendants with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes, and (b) expenses and costs incurred in connection with the operation and implementation of this paragraph (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in Section V.5) shall be paid out of the Settlement Fund. In no event shall Settling Defendants have any responsibility for or liability with respect to the taxes or tax related expenses. The Escrow Agent shall indemnify and hold Settling Defendants harmless for taxes and tax related expenses (including, without limitation, taxes payable by reason of any such indemnification). Further, taxes and tax related expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court, and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution any funds necessary to pay such amounts, including the establishment of adequate reserves for any taxes and tax related expenses (as well as any amounts that may be required to be withheld under Treas. Reg. § 1.468B2(l)(2)) (or any successor regulation); Settling Defendants are not responsible therefore nor shall they have any liability with respect thereto. The Settling Parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this section.

7. Notice Procedures. The Settling Parties agree to follow the notice procedures specified in the Notice Plan, as approved by the Court.

8. Expenses of Notice and Administration. Settling Defendants shall have no responsibility for the expense of notice to the Settlement Class pursuant to the Notice Plan or the expense of administration of the Settlement Fund. Expenses of notice and administration for this Settlement shall be invoiced by the Notice Administrator and the Claims Administrator, respectively, and can be paid from this Settlement Fund. In no event shall the total expenses associated with notice and administration increase the amount owed by Settling Defendants as part of the Settlement. In no event shall the Settlement Class Counsel be responsible for the expense of notice to the Settlement Class.

9. Plan of Distribution of the Net Settlement Fund. Subject to approval by the Court, the Settling Parties agree to the following distribution of the Net Settlement Fund.

a. Each Settlement Class Member who is not an Opt-Out and submits a valid and timely claim to the Claims Administrator shall receive up to $35.00, if the claim is for a walk-behind lawn mower purchased by the Settlement Class Member; or up to $75.00, if the claim is for a riding lawn mower purchased by the Settlement Class Member.

b. For a claim to be valid, a Settlement Class Member must submit a claim form with the information set forth in this Section V.9.b. to the Claims Administrator within the Monetary Relief Claims Period (as defined in the Notice) via the Internet or by mail. The Claims Administrator shall maintain a website and a toll free telephone number through which Settlement Class Members may obtain and submit claim forms. The claim form will request that a Settlement Class Member submit his or her full name, current address, and the brand of the lawnmower, brand of the engine, the engine model number, and the lawnmower identification number for the lawnmower for which a claim is being submitted. To the extent that a Settlement Class Member submits a claim form without some of the information listed in the preceding sentence, if the Claims Administrator is able to ascertain the missing information from the information provided by the Settlement Class Member sufficient to establish that it is a valid claim, the Claims Administrator may deem the claim as valid for purposes of receiving a distribution from the Net Settlement Fund. The claim form shall further require that the Settlement Class Member affirm under oath that all of the information on the claim form is true and correct and that between January 1, 1994 and the date of the Notice he or she purchased, for his or her use and not for resale, the lawnmower for which a claim is being submitted.

c. If the aggregate amount of valid claims received by the Claims Administrator exceeds the Net Settlement Fund, the amount each claimant receives under Section V.9.a. shall be reduced pro rata by the percentage necessary to permit payment of all valid claims. Any portion of the Net Settlement Fund not distributed to Settlement Class Members shall be disposed of pursuant to an order of the Court. In any event, upon the Final Approval Order becoming Final, no part of the Settlement Fund or Net Settlement Fund shall revert to the Settling Defendants.

d. Any order of the Court requiring modification of the distribution of the Net Settlement Fund as set forth in Section V.9 shall not affect the approval or finality of this Settlement. Except as provided by order of the Court pursuant to this Settlement Agreement, including an order approving a plan of distribution, no Settlement Class Member shall have any interest in the Settlement Fund or any portion thereof.

10. Warranty Relief. Each Settling Engine Manufacturer Defendant agrees to make available to each Settlement Class Member who is not an Opt-Out and who purchased a lawnmower with an engine manufactured and warranted by such Settling Engine Manufacturer Defendant, a warranty extension of one-year on such engine warranty (“Warranty Relief”). Briggs & Stratton shall provide the Warranty Relief only for engines both manufactured and warranted by Briggs & Stratton. Toro shall provide the Warranty Relief only for engines both manufactured and warranted by Toro. Tecumseh shall provide the Warranty Relief only for engines both manufactured and warranted by Tecumseh. For purposes of Warranty Relief only, engines manufactured and warranted by Tecumseh Power Company shall be treated as if they were manufactured and warranted by Tecumseh.

a. With respect to engine warranties issued by the Settling Engine Manufacturer Defendants that are still in effect when the Final Approval Order becomes Final, such Warranty Relief will add one year to the engine warranties. For all warranty extensions, the terms of the extended warranty (other than its duration), including all exclusions, shall be the same as the Settling Engine Manufacturer Defendant’s warranty that is in effect when the Final Approval Order becomes Final.

b. With respect to engine warranties issued by the Settling Engine Manufacturer Defendants that expired prior to the Final Approval Order becoming Final, such Warranty Relief will provide a one-year warranty commencing on the date the Final Approval Order becomes Final. For all such extended warranties, the terms of the extended warranty (other than its duration), including all exclusions, shall be the same as the Settling Engine Manufacturer Defendant’s most recent engine warranty as of the date of this Settlement Agreement.

c. Settlement Class Members have up to one year from the date that the Final Approval Order becomes Final to make a claim for and to obtain the benefits of the Warranty Relief described in this Section V.10 (the “Warranty Relief Claims Period”). Upon a Settlement Class Member’s submission of a claim form within the Warranty Relief Claims Period and containing the information set forth in Section V.9.b. for a lawnmower containing an engine manufactured and warranted by a Settling Engine Manufacturer Defendant and requesting an extended warranty, the Settlement Class Member shall receive a certificate evidencing the Warranty Relief as to the Settlement Class Member’s lawn mower engine(s) identified on the claim form. Settlement Class Members who submit a claim form within the Warranty Relief Claims Period but after the Monetary Relief Claims Period has expired shall not be entitled to share in any distribution of the Net Settlement Fund.

d. To obtain the benefits of the Warranty Relief, a Class Member must present the certificate to a facility authorized to service the engine in issue, along with the lawnmower and engine identified in the certificate within one year after the Final Approval Order becomes Final and the engine failure must meet the terms and conditions of the warranty issued by the applicable Settling Engine Manufacturer Defendant.

e. To the extent any additional settlements are made with non-settling Defendants in the Actions, Settlement Class Counsel will use its best efforts to obtain the agreement of each Defendant that is not a Settling Defendant to provide an extended warranty to Class Members who purchased that Defendant’s lawnmowers or lawnmower engines on terms substantially the same as the Warranty Relief.

11. Injunctive Relief. The Settling Defendants agree to the following governing future horsepower testing and labeling of lawnmower engines (“Injunctive Relief”).

a. Engine and Lawnmower Power Rating: If any engine is given a horsepower rating or a torque rating displayed either on the engine or the lawnmower, or in any written materials intended to accompany the engine or the lawnmower at the time of retail sale to a consumer, the engine rating must be in compliance with this Injunctive Relief and all SAE testing and labeling standards, and identify: 1) the displacement (in cubic centimeters) of the engine; and 2) the “Certified Power Rating” as defined below. The party that is testing the engine and obtaining the Certified Power Rating (whether engine manufacturer or OEM) shall be responsible for compliance with these injunctive relief requirements.

b. Requirements to Obtain a “Certified Power Rating” for Lawnmower Engines: The “Certified Power Rating” is the power rating performed in accordance with the testing and labeling standards of the SAE and pursuant to this injunctive relief as certified by a “Certified Engine Tester.” A “Certified Engine Tester” is an independent testing entity or person who is not employed by any engine manufacturer, lawn mower manufacturer or other defendant in this litigation. All Certified Engine Testers shall be either a United States resident, subject to service of process within the United States, or consent to service of process at a designated location.

(1) Equipment Calibration: Engine testing equipment, (e.g., dynamometers and any other measuring devices) must be calibrated within 90 days prior to the tests. The Certified Engine Tester shall certify the calibration test performed and that the testing equipment meets the specifications of the testing standard.

(2) Testing Standards: All gross horsepower or torque tests will be conducted in accordance with SAE J1995. All net horsepower or torque tests will be conducted in accordance with SAE J1349.

(3) Test Locations: All engine testing will be performed at the engine manufacturer’s production locations, the OEM’s production locations if the OEM is testing and certifying the engine, or such other appropriately equipped testing location.

(4) Manufacturer Testing: All engine testing will be performed by, or on behalf of, the engine manufacturer or OEM (if the OEM is testing and certifying the engine).

(5) Engine Selection & Retention: Engines will be selected, at random, by the engine manufacturer from existing stock for existing engine models or from pre-production stock for new engine models. At least one engine used in the testing that support test results will be retained by engine manufacturer for as long as the test results are relied on by the engine manufacturer.

(6) Test Certification: A Certified Engine Tester shall personally conduct and certify, or personally witness and certify, with respect to the results of the engine testing that:

•	the testing equipment met the specifications of the relevant testing standard and were properly calibrated;

•	the results of the tests on each engine were achieved in compliance with the relevant SAE testing standards;

•	the engines tested were selected at random from existing stock (in the case of existing engine models) or from pre-production stock not prototypes (in the case of new engine models).

•	sufficient engines were tested to establish a 95% confidence interval using well founded statistical methods as to the power achieved under the relevant SAE testing standard.

(7) Frequency in Obtaining a Certified Power Rating: A Certified Power Rating is required one time only for each engine model. If the manufacturer alters the manufacturing process or if any changes are made to an engine that changes the engine horsepower or torque from the previously certified rating, that engine must be subjected to testing to obtain a new Certified Power Rating.

(8) Publishing Test Results: Certified Power Rating test results (e.g., power curves used to establish a 95% confidence interval for a given engine) will be publicly available on either the Outdoor Power Equipment Institute website or the engine manufacturer’s website within 30 days after Certified Power Rating results. The written materials intended to accompany the engine or the lawnmower at the time of retail sale must contain information sufficient to identify where a consumer can view the Certified Power Rating Test Results.

(9) Timing: The Settling Defendants shall have a period of twelve (12) months from the date the Final Approval Order becomes Final to comply with this injunctive relief. This injunctive relief will be effective for a period of ten (10) years from the date the Final Approval Order becomes Final.

(10) Proposed Revisions to SAE J1995: Settling Defendants who are in the business of manufacturing lawnmowers or lawnmower engines or become involved in the business of manufacturing lawnmowers or lawnmower engines during the period in which the Injunctive Relief is in effect agree to use their best good faith efforts to amend SAE J1995 to reflect the red-lined changes set forth in Exhibit 2 attached hereto. There is no requirement that the proposed changes actually be adopted by the SAE for Settling Defendants to fulfill their duty pursuant to this Injunctive Relief to present the amendments. All horsepower rating or torque rating displayed by Settling Defendants either on the engine of the lawnmower or in any written materials intended to accompany the engine or lawnmower shall be in compliance with SAE standards.

Notwithstanding the foregoing, nothing in this Stipulation shall be construed as requiring Sears to test or label engines. Sears only is agreeing that the lawnmowers it sells will comply with the requirements set forth in this Section V.11. To the extent any additional settlements are made with non-settling Defendants in the Actions, Settlement Class Counsel will use its best efforts to obtain the agreement of each Defendant that is not a Settling Defendant to be subject to the Injunctive Relief set forth in Sections V.11.a. and b. Settlement Class Counsel agree that the Injunctive Relief set forth in this Section V.11 constitutes a New Power Rating Standard as defined in Section 30 of the Settlement Agreement Between Plaintiffs and MTD Products, Inc. dated the 4th day of August, 2006 (the “MTD Settlement Agreement”) and Settlement Class Counsel shall use its best efforts have MTD subject to the Injunctive Relief set forth in this Section V.11.

12. Settling Defendants’ Continuing Discovery Obligations. Notwithstanding the entry of a Final Approval Order, the Settling Defendants, other than Tecumseh, agree that for purposes of discovery only they may be treated as if they were still a party defendant in the Actions, which discovery shall be governed by the Federal Rules of Civil Procedure. Any such discovery will be subject to the rules, orders and procedures of the Court or any Subsequent Court. Settlement Class Counsel agree to pursue discovery against Defendants other than the Released Parties prior to seeking discovery from the Released Parties, and to seek discovery from Released Parties only with respect to such information not available from Defendants other than the Released Parties or from other sources. Because Tecumseh is not in the business of manufacturing or selling lawnmower engines, documents relating to Tecumseh lawnmower engines are owned by TecumsehPower Company, and TecumsehPower Company is no longer an operating company, Tecumseh shall not be considered a Settling Defendant with respect to this provision only and shall be treated as a third party for purposes of discovery.

VI.	COURT APPROVAL

1. Motion for Preliminary Approval. At a time deemed appropriate by Interim Co-Lead Class Counsel, after consultation with the Settling Defendants, Interim Co-Lead Class Counsel shall submit to the Court a motion for preliminary approval (“Preliminary Approval”) of the Settlement and a motion for a stay of all proceedings in the Actions as to the Released Parties until the Court renders its final decision on approval of the Settlement. Interim Co-Lead Counsel shall seek an Order requesting, inter alia, (i) the Preliminary Approval of the Settlement set forth in the Stipulation, (ii) Certification of the Settlement Class pursuant to Fed. R. Civ. P. 23 (b)(3)

for settlement purposes only; (iii) appointment of one or more plaintiffs as class representatives thereof and appointing Settlement Class Counsel, (iv) approval of the form and content of the Notice and Notice Plan, and (v) deadlines for persons to file claims, request exclusion from the Settlement Class, or make submissions in support of or opposition to the Settlement. A copy of the proposed order granting Preliminary Approval is attached hereto as Exhibit 3. In the event that the Motion for Preliminary Approval of the Settlement is submitted to the Court on the same day as a motion for preliminary approval of any other settlement agreement (including, but not limited to the MTD Settlement Agreement), Settlement Class Counsel agree to present and have argument on the motions for preliminary approval of the settlement agreements in the order in which the agreements were entered.

2. Notice to Settlement Class. In the event that the Court, or any Subsequent Court, grants Preliminarily Approval of the Settlement in the Action or any Subsequent Actions, Settlement Class Counsel shall, in accordance with Rule 23 of the Federal Rules of Civil Procedure and the Court’s order, arrange for the Notice to be provided to the Settlement Class in accordance with the Notice Plan approved by the Court.

3. Opt-Outs. Within 10 calendar days after the final day on which Settlement Class Members may exercise their right to be excluded from the Settlement Class, as established by the Court and as set forth in the Notice, Settlement Class Counsel shall provide to the Settling Defendants in writing a list of names and addresses of all Opt-Outs. In the event that the aggregate number of Opt-Outs exceed the number agreed upon by the Settling Parties, the Settling Defendants shall have the right to withdraw from this Settlement Agreement, upon written notice to Settlement Class Counsel within 10 calendar days after receipt of the list of Opt-Outs. If the Settling Defendants withdraw from this Settlement Agreement under this

Section, this Settlement Agreement shall be null and void and the Net Settlement Fund shall be returned to the Settling Defendants pro rata in accordance with the amount each Settling Defendant paid into the Fund. The Proposed Class Representatives agree to participate as Settlement Class Members and to not opt-out of this Settlement.

4. Proposed Order and Final Judgment. If the Court grants Preliminary Approval and the Settling Defendants have not withdrawn from this Agreement, Settlement Class Counsel and the Settling Defendants shall, at a mutually agreed upon time prior to the Fairness Hearing, jointly request entry of an order and final judgment, in the form attached as Exhibit 4:

a. finally approving certification of the Settlement Class for settlement purposes only and finally approving the Settlement without material alteration of its terms;

b. finding that the terms of the Settlement are fair, reasonable and adequate under Rule 23 of the Federal Rules of Civil Procedure, and directing consummation of the Settlement pursuant to the terms and conditions of the Settlement Agreement;

c. finding that dissemination of the class notice in the form and manner directed by the Court was accomplished, was the best notice practicable and satisfies due process;

d. providing that each Settlement Class Member who is not an Opt-Out is bound by this Settlement Agreement regardless of whether the Settlement Class Member submits any claim;

e. approving such requests to opt-out of the Settlement Class as have been timely and properly submitted in accordance the Court’s orders;

f. directing that any and all claims be dismissed with prejudice as to the Released Parties who are Defendants and, except as provided for herein, without costs to any party;

g. discharging and releasing the Released Parties from any and all Released Claims;

h. reserving continuing and exclusive jurisdiction over the Settlement Agreement and its administration, and any dispute, claim, or action arising out of or related to this Settlement Agreement or its administration;

i. determining pursuant to Fed. R. Civ. P. 54(b) that there is no just reason for delay and directing that the judgment of dismissal of the Actions shall be final and appealable; and

j. determining that the Settlement is in good faith and bars, extinguishes, and discharges any claims against the Released Parties by any other Defendant who is not a Released Party for contribution or indemnity under federal or state law; and preserving any claim for contribution or indemnity that a Settling Defendant may have against any other Defendant who is not a Released Party.

VII.	RELEASES

1. Releases. In addition to the effect of any final judgment entered in accordance with this Settlement Agreement, upon Final Approval Order becoming Final, the Settlement Class Members in the Actions and/or Subsequent Actions as Releasing Parties, release and forever discharge each and all of the Released Parties from all manner of claims, demands, actions, suits, causes of action, whether class, individual, or otherwise in nature, damages of any kind (including but not limited to actual, consequential, special, exemplary and punitive) and whenever incurred, liabilities of any nature whatsoever, including costs, expenses, penalties and attorneys’ fees, known or unknown, derivative or direct, suspected or unsuspected, accrued or unaccrued, asserted or unasserted, in law or equity, including, without limitation, claims that have been asserted or could have been asserted in the Actions against the Released Parties, arising out of or related to the Releasing Party’s purchase or purchases of a lawn mower or a lawn mower engine, specifically including any claim of conspiracy against the Released Parties, between January 1, 1994, and the date upon which Notice is first mailed or otherwise published, that any Releasing Party now has, ever had, or may have had as of the date of the Final Approval becomes Final (whether or not the Settlement Class Member objects to the Settlement and whether or not the Settlement Class Member submits a claim seeking to share in the Settlement Fund or has such claim approved or not approved) whether directly, representatively, derivatively or in any other capacity. “Unknown” claims as released herein means any and all claims that any member of the Settlement Class does not know to exist against any of the Released Parties which, if known, might have affected his or her decision to enter into or to be bound by the terms of this Settlement. The plaintiffs and the members of the Settlement Class acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe to be true concerning the subject matter of this release, but nevertheless fully, finally, and forever settle and release any and all Released Claims, known or unknown, derivative or direct, suspected or unsuspected, accrued or unaccrued, asserted or unasserted, in law or equity, including, without limitation, claims that have been asserted or could have been asserted in the Actions against the Released Parties, that any Releasing Party now has, ever had, or may have had as of the date of the Final Approval becomes Final. The foregoing waiver includes, without limitation, an express waiver to the fullest extent permitted by law, by the Proposed Class Representatives and the Settlement Class Members of any and all rights under California Civil Code § 1542 or any similar law of any other state or of the United States, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge, and the Settlement Class Members shall be deemed by operation of the Final Approval Order to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

Upon the Final Approval Order becoming Final, the Releasing Parties shall not seek to recover against the Released Parties for any of the Released Claims.

2. The Releasing Parties further release and shall not bring any claim or any cause of action that seeks in any way to recover against lawnmower manufacturers, retailers, dealers, and distributors that sell lawn mowers or lawn mower engines manufactured or sold by any Released Party where such claim in any way relates to the horsepower or power ratings, labels or advertising with respect to any lawn mower or lawn mower engine manufactured or sold by any Released Party (but not any other lawn mowers or lawn mower engines manufactured or sold by Defendants other than a Released Party) or in any way related to the contractual relationships between any Released Party and any lawnmower manufacturer, retailer, dealer or distributor or for which any Released Party may be held liable either directly or through a contribution or indemnification claim, except that nothing in this Settlement Agreement shall release any lawnmower manufacturer, retailer, dealer or distributor other than the Released Parties from any liability for (a) such entity’s knowing and intentional violation of state or federal law; (b) such entity’s knowing and intentional misrepresentations or other intentional tortious conduct; (c) payment disputes; (d) repair or replacement parts or units under warranty, or (e) physical harm or bodily injury.

3. Reservation of Claims. Pursuant to this Settlement Agreement, each Settlement Class Member settles and releases only the Released Parties and lawnmower manufacturers, retailers, dealers and distributors that the Settlement Class has released pursuant to Sections VII.1. and 2 herein, and the parties do not intend this Settlement Agreement, or any part hereof or any other aspect of the proposed Settlement, to release or otherwise affect in any way any claims or rights any Settlement Class Member has or may have against any other Defendant or party or entity whatsoever. More particularly, the fact or terms of this Settlement with the Settling Defendants and the releases contained herein shall not be construed to release or limit in any way the joint or several liability or damage responsibility of any Defendant or alleged coconspirator other than the Released Parties and lawnmower manufacturers, retailers, dealers, and distributors, released pursuant to Sections VII.1 and 2 herein, for the alleged combination and conspiracy, or for sales or other acts alleged in the Actions, Subsequent Actions or any related action, including, but not limited to, any alleged damage or responsibility for any of the acts of the Released Parties. The rights of any Settlement Class Member to recover the full amount of his judgment from any one or more Defendants who are not Released Parties are unaffected by this Settlement. In addition, neither this Settlement Agreement nor the releases set forth in Sections VII.1. and 2. above shall have any legal effect or other effect on any claims any Released Party may have against any Settlement Class Member for or arising out of accounts receivable, contract obligations, or claims and defenses in unrelated existing or future litigation or bankruptcy proceedings; nor shall this Settlement Agreement or the releases set forth in

Sections VII.1. and 2. above release or have any legal or other effect on ordinary commercial or product liability claims arising from the purchase or sale of any Released Party’s products that do not involve any claims asserted in the Actions or that could have been asserted in the Actions, including but not limited to claims relating to payment disputes, physical harm or bodily injury, repair or replacement of parts or units under warranty.

4. Indemnity for Claims for Contribution or Indemnification Asserted by Other Defendants. Notwithstanding anything to the contrary contained in this Stipulation, in consideration of the terms hereof and in order to induce the Settling Defendants to enter into this Stipulation, the Settlement Class shall exclude from the dollar amount of any judgment in the Actions, any Subsequent Actions, or any action involving similar claims that is collectable against any Defendant who is not a Released Party an amount equal to the percentage or amount of such judgment for which the Released Parties would be responsible pursuant to a valid and enforceable claim for contribution and/or indemnification under federal or state law so as to bar, extinguish, discharge and release under federal and state law any claims for contribution or indemnity against the Released Parties, or any of them, by a Defendant who is not a Released Party.

VIII.	EXPENSES AND ATTORNEYS’ FEES.

1. The Released Parties shall not be responsible for the payment of any attorneys’ fees of Plaintiffs’ Counsel or costs or expenses of litigation. Rather, Plaintiffs’ Counsel may seek payment for litigation expenses (including, without limitation, class representative incentive awards, experts, and settlement escrow expenses) only from the Settlement Fund. The Settling Defendants shall be responsible only for the cost of any notice to state or federal agencies under 28 U.S.C. § 1715(b). The Settling Defendants take no position on any application for attorneys fees and expenses. No attorneys’ fees shall be paid from the Settlement Fund until the Final Approval Order becomes Final. Notwithstanding the foregoing, after entry of an order of the MDL Court approving fees and expenses, a plaintiffs’ counsel or firm in the Actions may give notice to the Settling Defendants that it wishes to be paid attorneys fees and expenses before the Final Approval Order is Final. In that circumstance, attorney fees can be paid from the Settlement Fund only if (1) the request is in compliance with all court orders; (2) the request is in an amount authorized by Settlement Class Counsel, and (3) the requesting plaintiffs’ counsel or firm secures the repayment for any such counsel’s or firm’s fees, plus interest thereon at the prime rate, by a letter of credit or letters of credit on terms and by banks acceptable to Settling Defendants. Each plaintiffs’ counsel or firm that is paid attorneys’ fees prior to the Final Approval Order becoming Final shall be required to reimburse all or the pertinent portion of that counsel’s or firm’s payment, plus interest thereon at the prime rate, if the award of attorneys’ fees and expenses is reduced or overturned on appeal, or if this Settlement does not become Final. Settling Defendants may present the letter(s) of credit in the event the counsel or firm fails to honor the obligation to repay the amount withdrawn if the attorneys’ fee and expenses award is reduced or overturned on appeal, or if this Settlement does not become Final.

2. Any payment approved by the Court pursuant to Section VIII.1. shall constitute full satisfaction of Settling Defendants’ and/or any Released Parties’ obligations to pay amounts to any person, attorney, or law firm for attorneys’ fees, expenses, or costs incurred on behalf of the Proposed Class Representatives and/or the Settlement Class, and shall relieve the Settling Defendants and Released Parties from any other claim or liability to any other attorney or law firm for any attorneys’ fees, expenses and/or costs on behalf of the Proposed Class Representatives and/or the Settlement Class. Settlement Class Counsel shall be solely and legally responsible to pay any and all applicable taxes on the payment made pursuant to Section VIII.1 and agrees to indemnify and hold harmless Settling Defendants from any claim or liability for taxes, penalties or interest for which Settlement Class Counsel is responsible as a result of the payment made pursuant to Section VIII.1. Settlement Class Counsel further agrees that any allocation of fees between or among Settlement Class Counsel and any other attorney representing the plaintiffs and/or the Settlement Class shall be the sole responsibility of Settlement Class Counsel and Settlement Class Counsel agrees to indemnify and hold harmless the Released Parties from any claim or liability by any other person or entity claiming or seeking to claim any attorneys’ fees or costs.

3. Any award of attorneys’ fees and costs and any application for such fees and costs, and any and all matters related thereto, shall not be considered part of the Stipulation, and shall be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement, and shall not operate to terminate or cancel the Stipulation or Settlement, and shall not affect or delay the finality of any Final Approval Order approving the Stipulation and the Settlement of the Actions.

IX.	EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

1. If the Final Approval Order does not become Final, then the Settlement, this Stipulation, and any other stipulation shall become null and void. In addition, the Settling Parties agree that if this Settlement becomes null and void, the Released Parties shall not be prejudiced in any way from opposing the certification of a class or classes in the Actions or in any other litigation that is not one of the Actions, nor shall the Released Parties be prejudiced in any way from asserting any and all other defenses to the claims asserted in the Actions or in any other litigation, or with respect to their assertion of any other rights or remedies. If this Settlement becomes null and void, the Net Settlement Fund shall be returned to Settling Defendants.

2. In the event that the Final Approval Order does not become Final, or the Stipulation is terminated, or fails to become effective in accordance with its terms, the Settling Parties and the Settlement Class Members shall be restored to their respective positions in the Actions as of the date of this Settlement Agreement. In such event, the terms and provisions of the Stipulation, with the exception of the last sentence of Section V.1, the second to last sentence of Section VI.3, and Sections IX.1, IX.2, X.4, and X.9 hereof; shall have no further force and effect with respect to the Settling Parties and the Settlement Class Members, and shall not be used in these Actions or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. Nothing contained in this Settlement Agreement can be used by any person for any purpose with respect to the issues of class certification or the merits of the claims or defenses asserted in the Actions or any related litigation.

X.	MISCELLANEOUS PROVISIONS

1. The Settling Parties acknowledge that it is their intent to consummate this Settlement, and agree to cooperate and take whatever steps are necessary and appropriate to complete the Settlement, to obtain Preliminary and Final Approval of the Settlement, to effectuate the terms of the Settlement, and to protect the Settlement by applying for appropriate orders enjoining others from initiating or prosecuting any action arising out of or related to the facts or claims alleged in the Actions, if so required.

2. To the extent any disputes or issues arise with respect to documenting the Settlement, the Settling Parties agree to use their best efforts to informally resolve any such disputes or issues; but in the event any such dispute or issue cannot be resolved informally, to bring any such dispute or issue to the Court for resolution.

3. The Settling Parties intend the Settlement to be a final and complete resolution of all disputes between them with respect to the Actions and Subsequent Actions, except as specifically provided for herein. The Settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. While retaining their right to deny liability, the Settling Defendants agree that the amount paid to the Settlement Fund and the other terms of the Settlement were negotiated at all times at arm’s length and in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. Except as provided in Section VIII.1., each Party shall bear its own costs.

4. Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be used as an admission or evidence of, the validity of any claims asserted in the Actions, or of any wrongdoing or liability on the part of the Released Parties, or (b) is or may be deemed to be, or may be used as an admission or evidence of, any fault or omission of any of the Released Parties in any civil, criminal, or administrative proceeding in any court, administrative agency or other tribunal. The Released Parties may file the Stipulation and/or the Final Approval Order in any action that has been or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar, reduction, or any other theory of claim preclusion or issue preclusion, or any similar defense or counterclaim.

5. Each obligation of each Settling Defendant under this Settlement Agreement is several and not joint, including each Settling Defendant’s obligation to make payments into the

Settlement Fund as prescribed in Section V.1. of this Stipulation. In addition, no Settling Defendant other than the Settling Engine Manufacturer Defendants is responsible for providing Warranty Relief under this Settlement Agreement. No Settling Engine Manufacturer Defendant is responsible for providing Warranty Relief under this Settlement Agreement as to any engines other than the engines that were initially warranted by that Settling Engine Manufacturer Defendant.

6. No person shall have any claim against any Settling Defendant, Settling Defendant’s Counsel, or Settlement Class Counsel based on distribution of benefits made substantially in accordance with this Stipulation of Settlement or any Settlement-related order(s) of the Court.

7. If a case is commenced in respect to a Settling Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of the Settlement Funds, or any portion thereof, by or on behalf such Settling Defendant to be a preference, voidable transfer, fraudulent transfer, or similar transaction, and that Settling Defendant’s portion of the Settlement Fund is returned to the Settling Defendant, then, as to that Settling Defendant, the releases given and Final Approval Order entered in its favor pursuant to this Stipulation shall be null and void. After the Settlement is Final, nothing in this Stipulation should be construed to require Settlement Class Counsel or Settlement Class Member to return any amount of money paid to them under the Settlement and the releases provided for herein shall remain in full force and effect.

8. Each Settling Defendant warrants and represents that it is not “insolvent” within the meaning of 11 U.S.C. § 101(32) as of the time this Stipulation is executed and as of the time any payments are transferred or made as required by this Stipulation.

9. All agreements made and Orders entered during the course of the Actions relating to the confidentiality of information shall survive this Stipulation.

10. The Stipulation may be amended or modified only by a written instrument signed by all Settling Defendants and Settlement Class Counsel, or their respective successors-in-interest.

11. This Stipulation and the agreements referred to herein constitute the entire agreement among the Settling Parties, and no representations, warranties or inducements have been made to any Party concerning the Stipulation and the agreements referred to herein, other than those contained therein. The Stipulation and the agreements referred to herein replace and void any and all previous agreements concerning the settlement of the Actions.

12. Settlement Class Counsel, on behalf of the Settlement Class, are expressly authorized by the Court’s January 27, 2009, Order to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms, and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which they deem necessary or appropriate.

13. Each attorney executing the Stipulation on behalf of any party hereto hereby warrants that such attorney has the full authority to do so.

14. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

15. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties hereto.

16. The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and for the entry of appropriate orders enjoining others from initiating or prosecuting any action arising out of or related to the facts or claims alleged in the Actions, if so required. The Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation. The Parties shall present the Court with proposed Orders that allow for such a retention of jurisdiction, in accordance with applicable law.

17. The Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Illinois, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Illinois without giving effect to that State’s choice-of-law principles.

18. This Settlement Agreement shall not provide any rights to, or be enforceable by, any person or entity who is not a Settlement Class Member, a Released Party or Settlement Class Counsel. Absent Court order, no Settlement Class Member or Settlement Class Counsel may assign or otherwise convey any right to enforce any provision of this Settlement Agreement.

19. All notices between the Settling Defendants and Settlement Class Counsel under this Settlement Agreement shall be in writing. Each such notice shall be given either by (a) hand delivery; (b) registered or certified mail, return receipt requested, postage pre-paid; (c) first class U.S. mail together with simultaneous facsimile transmission; or (d) an overnight express delivery service and, in the case of either (a), (b) (c) or (d) shall be addressed, if directed to Settlement Class Counsel or counsel for the Settling Defendants, to the addresses set forth on the signature pages hereof, or such other address as any of them may subsequently provide, pursuant to notice in the manner described in this Section.

20. Any inconsistency between this Settlement Agreement and any other agreement between the Settlement Class and the Settling Defendants shall be resolved in favor of the Settlement Agreement. The headings used in this Settlement Agreement are intended for the convenience of the reader only and shall not affect the meaning or interpretation of this Settlement Agreement.

21. No party or signatory shall be considered the drafter of this Settlement Agreement for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter.

IN WITNESS WHEREOF, the Settling Parties, through their authorized representatives, have agreed and entered into this Settlement Agreement as of the date first written above.

ON BEHALF OF PROPOSED CLASS REPRESENTATIVES AND THE SETTLEMENT

CLASS:

/s/ Vincent J. Esades
Vincent J. Esades, Settlement Class Counsel
HEINS MILLS & OLSON PLC
310 Clifton Ave.
Minneapolis, MN 55403
PH: 612-338-4605
FX: 612-338-4692
vesades@heinsmills.com

Brian M. Sund
MORRISON, FENSKE & SUND PA
5125 County Road 101
Suite 102
Minnetonka, MN 55345
PH: 952-975-005
FX: 952-975-0058
bsund@morrisonfenske.com

ON BEHALF OF SEARS, ROEBUCK AND CO., SEARS HOLDINGS CORPORATION AND KMART HOLDING CORPORATION

Debbie L. Berman
JENNER & BLOCK LLP
353 N. Clark St.
Chicago, IL 60654-3456
PH: 312-923-2764
FX: 312-840-7764
dberman@jenner.com

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ON BEHALF OF SEARS, ROEBUCK AND CO., SEARS HOLDINGS CORPORATION AND KMART HOLDING CORPORATION

Debbie L. Berman
JENNER & BLOCK LLP
353 N. Clark St.
Chicago, IL 60654-3456
PH: 312-923-2764
FX: 312-840-7764
dberman@jenner.com

ON BEHALF OF BRIGGS & STRATTON CORPORATION:

Thomas O. Kuhns
KIRKLAND & ELLIS LLP
200 E. Randolph Dr.
Chicago, IL 60601
PH: 312-862-2302
FX: 312-861-2200
tkuhns@kirkland.com

ON BEHALF OF DEERE & COMPANY:

/s/ Scott M. Mendel
Scott M. Mendel
K&L GATES LLP
70 W. Madison St.
Chicago, IL 60602
PH: 312-372-1121
FX: 312-827-8000
scott.mendel@klgates.com

ON BEHALF OF ELECTROLUX HOME PRODUCTS, INC. and HUSQVARNA OUTDOOR PRODUCTS, INC. (NOW KNOWN AS HUSQVARNA CONSUMER OUTDOOR PRODUCTS, N.A., INC.):

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ON BEHALF OF PROPOSED CLASS REPRESENTATIVES AND THE SETTLEMENT

CLASS:

Vincent J. Esades, Settlement Class Counsel
HEINS MILLS & OLSON PLC
310 Clifton Ave.
Minneapolis, MN 55403
PH: 612-338-4605
FX: 612-338-4692
vesades@heinsmills.com

Brian M. Sund
MORRISON, FENSKE & SUND PA
5125 County Road 101
Suite 102
Minnetonka, MN 55345
PH: 952-975-005
FX: 952-975-0058
bsund@morrisonfenske.com

ON BEHALF OF SEARS, ROEBUCK AND CO., SEARS HOLDINGS CORPORATION AND KMART HOLDING CORPORATION

/s/ Debbie L. Berman
Debbie L. Berman
JENNER & BLOCK LLP
353 N. Clark St.
Chicago, IL 60654-3456
PH: 312-923-2764
FX: 312-840-7764
dberman@jenner.com

ON BEHALF OF BRIGGS & STRATTON CORPORATION:

/s/ Thomas O. Kuhns
Thomas O. Kuhns
KIRKLAND & ELLIS LLP
200 E. Randolph Dr.
Chicago, IL 60601
PH: 312-862-2302
FX: 312-861-2200
tkuhns@kirkland.com

ON BEHALF OF DEERE & COMPANY:

Scott M. Mendel
K&L GATES LLP
70 W. Madison St.
Chicago, IL 60602
PH: 312-372-1121
FX: 312-827-8000
scott.mendel@klgates.com

ON BEHALF OF ELECTROLUX HOME PRODUCTS, INC. and HUSQVARNA OUTDOOR PRODUCTS, INC. (NOW KNOWN AS HUSQVARNA CONSUMER OUTDOOR PRODUCTS, N.A., INC.):

Roger L. Longtin
DLA PIPER LLP (US)
203 N. LaSalle St., Suite 1900
Chicago, IL 60601
PH: 312-368-4040
FX: 312-236-7516
roger.longtin@piperrudnick.com

41

ON BEHALF OF BRIGGS & STRATTON CORPORATION:

Thomas O. Kuhns
KIRKLAND & ELLIS LLP
200 E. Randolph Dr.
Chicago, IL 60601
PH: 312-862-2302
FX: 312-861-2200
tkuhns@kirkland.com

ON BEHALF OF DEERE & COMPANY:

Scott M. Mendel
K&L GATES LLP
70 W. Madison St.
Chicago, IL 60602
PH: 312-372-1121
FX: 312-827-8000
scott.mendel@klgates.com

ON BEHALF OF ELECTROLUX HOME PRODUCTS, INC. and HUSQVARNA OUTDOOR PRODUCTS, INC. (NOW KNOWN AS HUSQVARNA CONSUMER OUTDOOR PRODUCTS, N.A., INC.):

/s/ Roger L. Longtin
Roger L. Longtin
DLA PIPER LLP (US)
203 N. LaSalle St., Suite 1900
Chicago, IL 60601
PH: 312-368-4040
FX: 312-236-7516
roger.longtin@piperrudnick.com

ON BEHALF OF TECUMSEH PRODUCTS COMPANY:

/s/ Suzanne K. Richards
Suzanne K. Richards
VORYS, SATER, SEYMOUR AND PEASE LLP
52 East Gay St.
Columbus, OH 43216
PH: 614-464-6458
FX: 614-719-4920
skrichards@vorys.com

ON BEHALF OF THE TORO COMPANY:

/s/ William H. Manning
William H. Manning
ROBINS, KAPLAN, MILLER & CIRESI LLP
800 LaSalle Ave.
Minneapolis, MN 55402
PH: 612-349-8461
FX: 612-339-4181
whmanning@rkmc.com

ON BEHALF OF TECUMSEH PRODUCTS COMPANY:

Suzanne K. Richards
VORYS, SATER, SEYMOUR AND PEASE LLP
52 East Gay St.
Columbus, OH 43216
PH: 614-464-6458
FX: 614-719-4920
skrichards@vorys.com

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